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                                                                      EXHIBIT 21

                     FEDERAL-MOGUL CORPORATION SUBSIDIARIES

The direct and indirect subsidiaries of the Company and their respective States or other jurisdictions of incorporation as of December 31, 2001 are as follows:

                                                               Percentage of
                                                               Voting Stock
                                                              Owned directly
                                           Jurisdiction       and indirectly
       Name of Subsidiary                of Incorporation    by Federal-Mogul
       ------------------                ----------------    ----------------

Federal-Mogul Canada Limited                  Canada                100%
Federal-Mogul, S.A.                           France                100%
Federal-Mogul Holdings Deutschland GmbH       Germany               100%
Federal-Mogul Weisbaden GmbH                  Germany               100%
Federal-Mogul Burscheid GmbH                  Germany               100%
Federal-Mogul Ignition S.r.l.                 Italy                 100%
Federal-Mogul Holding Italy S.P.A.            Italy                 100%
Federal-Mogul Operations Italy S.r.l.         Italy                 100%
Federal-Mogul de Mexico S.A. de C.V.          Mexico                 94%
Servicios de Componentes Automotrices, S.A.   Mexico                100%
Servicios Administrativos Industriales, S.A.  Mexico                100%
Federal-Mogul Netherlands B.V.                Netherlands           100%
Federal-Mogul Global B.V.                     Netherlands           100%
Federal-Mogul Growth B.V.                     Netherlands           100%
Federal-Mogul Holdings B.V.                   Netherlands           100%
Federal-Mogul Investments B.V.                Netherlands           100%
T & N Holdings Ltd.                           South Africa          100%
Federal-Mogul, SARL                           Switzerland           100%
Federal-Mogul Acquisition Company   Limited   United Kingdom        100%
Federal-Mogul Global Growth Limited           United Kingdom        100%
F-M UK Holding Ltd.                           United Kingdom        100%
T & N Limited                                 United Kingdom        100%
T & N Trademarks Ltd.                         United Kingdom        100%
Federal-Mogul World Wide, Inc.                Michigan              100%
Federal-Mogul Ignition Company                Delaware              100%


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                 FEDERAL-MOGUL CORPORATION SUBSIDIARIES (cont.)

                                                               Percentage of
                                                               Voting Stock
                                                              Owned directly
                                           Jurisdiction       and indirectly
       Name of Subsidiary                of Incorporation    by Federal-Mogul
       ------------------                ----------------    ----------------
Federal-Mogul Products, Inc.                 Missouri               100%
Federal-Mogul UK Holdings Inc.               Delaware               100%
Federal-Mogul Global Inc.                    Delaware               100%
Federal-Mogul Dutch Holdings Inc.            Delaware               100%
FM International, LLC                        Delaware               100%
Felt Products Manufacturing Co.              Delaware               100%
T & N Industries Inc.                        Delaware               100%
Federal-Mogul Piston Rings, Inc.             Delaware               100%
Ferodo America, Inc.                         Delaware               100%
Federal-Mogul Powertrain, Inc.               Michigan               100%




























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